EXHIBIT P (vi)

               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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MESSAGE FROM   "THE REPUTATION OF A THOUSAND YEARS MAY BE DETERMINED BY THE
OUR CEO        CONDUCT OF ONE HOUR." ANCIENT JAPANESE PROVERB

               We have said it time and again in our GOALS, STRATEGY AND CULTURE statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

               We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

               It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

                    CODE OF ETHICS

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TABLE OF       Standards of Conduct                                           4
CONTENTS       Ethical Considerations Regarding Confidentiality               5
               Ethical Considerations Regarding Open-end Mutual Fund
                 Transactions                                                 5
               Policy on Personal Securities Transactions                     6
                    Covered Accounts                                          6
                    Transactions Subject to Pre-clearance and Reporting       8
                    Requesting Pre-clearance                                  8
                    Restrictions on Covered Transactions and Other
                      Restrictions                                            9
                         Blackout Periods                                     9
                         Short Term Trading                                  10
                         Securities of Brokerage Firms                       11
                         Short Sales, Options and Margin Transactions        11
                         Derivatives                                         11
                         Initial Public Offerings ("IPOs")                   12
                         Private Placements                                  12
                         ETFs and HOLDRs                                     12
                    Transactions Subject to Reporting Only                   12
                         Transactions Exempt from Pre-clearance and
                           Reporting                                         13
               Exemptive Procedure for Personal Trading                      14
               Reporting and Certification Requirements                      14
                    Initial Holdings Report                                  15
                    Duplicate Brokerage Confirmations and Statements         15
                    Duplicate Annual Statements for Wellington Managed
                        Funds                                                16
                    Quarterly Reporting of Transactions and Brokerage
                        Accounts                                             16
                    Annual Holdings Report                                   17
                    Quarterly Certifications                                 17
                    Annual Certifications                                    18
                    Review of Reports and Additional Requests                18
               Gifts, Travel and Entertainment Opportunities and
                 Sensitive Payments                                          18
                    General Principles                                       18
                    Accepting Gifts                                          19
                    Accepting Travel and Entertainment Opportunities
                      and Tickets                                            19
                    Solicitation of Gifts, Contributions, or Sponsorships    21
                    Giving Gifts (other than Entertainment Opportunities)    22
                    Giving Entertainment Opportunities                       22
                    Sensitive Payments                                       23
               Other Activities                                              23
               Violations of the Code of Ethics                              24
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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TABLE OF       Appendix A - Approved Exchange Traded Funds
CONTENTS       Appendix B - Quick Reference Table for Personal Securities
                 Transactions
               Appendix C - Quick Reference Table for Gifts and Entertainment
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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STANDARDS OF   Wellington   Management   Company,   LLP   and   its   affiliates
CONDUCT        ("Wellington  Management")  have a fiduciary  duty to  investment company and  investment  counseling  clients that  requires  each
               Employee to act solely for the benefit of clients.  As a firm and as individuals, our conduct (including our personal trading) must recognize  that the firm's  clients always come first and that we
               must   avoid   any   abuse  of  our   positions   of  trust   and
               responsibility.

               Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

               This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. ALL EMPLOYEES ARE SUBJECT TO THIS CODE AND ADHERENCE TO THE CODE IS A BASIC CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS ANY DOUBT AS TO THE APPROPRIATENESS OF ANY ACTIVITY, BELIEVES THAT HE OR SHE HAS VIOLATED THE CODE, OR BECOMES AWARE OF A VIOLATION OF THE CODE BY ANOTHER EMPLOYEE, HE OR SHE SHOULD CONSULT THE CODE OF ETHICS MANAGER, CHIEF COMPLIANCE OFFICER, GENERAL COUNSEL OR CHAIR OF THE ETHICS COMMITTEE.

               The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on August 31, 2004, and Rule 204A-1 under the Investment Advisers Act of 1940. The term "Employee" for purposes of this Code, includes all Partners and employees worldwide (including temporary personnel compensated directly by Wellington Management and other temporary personnel to the extent that their tenure with Wellington Management exceeds 90 days).
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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ETHICAL CON- CONFIDENTIALITY IS A CORNERSTONE OF WELLINGTON MANAGEMENT'S SIDERATIONS FIDUCIARY OBLIGATION TO ITS CLIENTS AS WELL AS AN IMPORTANT PART
REGARDING      OF THE FIRM'S CULTURE.
CONFIDENTI-
ALITY          USE AND DISCLOSURE OF INFORMATION
               Information   acquired  in  connection  with  employment  by  the
               organization,   including   information   regarding   actual   or
               contemplated   investment   decisions,   portfolio   composition,
               research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

               Specific reference is made to the firm's Portfolio Holdings Disclosure Policy and Procedures, accessible on the Wellington Management intranet, which addresses the appropriate and authorized disclosure of a client's portfolio holdings.

               "INSIDE  INFORMATION"
               Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

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ETHICAL CON- Wellington Management requires that an Employee engaging in SIDERATIONS mutual fund investments ensure that all investments in open-end REGARDING mutual funds comply with the funds' rules regarding purchases,
OPEN-END       redemptions, and exchanges.
MUTUAL FUND
TRANSACTIONS   Wellington  Management  has a  fiduciary  relationship  with  the mutual  funds  and  variable  insurance  portfolios  for which it serves as  investment  adviser or  sub-adviser,  including  funds
               organized   outside   the  US   ("Wellington   Managed   Funds").
               Accordingly, an Employee may not engage in any activity in Wellington Managed Funds that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders.

               The Code's personal trading reporting requirements extend to transactions and holdings in Wellington Managed Funds (excluding money market funds). A complete list of the Wellington Managed Funds is available to Employees via the Wellington Management intranet. Please refer to "Reporting and Certification Requirements" for further details.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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POLICY ON      All  Employees  are required to clear their  personal  securities
PERSONAL       transactions (as defined below) prior to execution,  report their
SECURITIES transactions and holdings periodically, and refrain from TRANSACTIONS transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

               EMPLOYEES SHOULD NOTE THAT WELLINGTON MANAGEMENT'S POLICIES AND PROCEDURES WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS ALSO APPLY TO TRANSACTIONS BY A SPOUSE, DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD AS THE EMPLOYEE.

               COVERED ACCOUNTS

               DEFINITION  OF  "PERSONAL  SECURITIES  TRANSACTIONS"
               A personal securities transaction is a transaction in which an Employee has a beneficial interest.

               DEFINITION OF "BENEFICIAL INTEREST"
               An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:

               1
               Securities owned by an Employee in his or her name.

               2
               Securities owned by an individual Employee indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership.

               3
               Securities owned in which the Employee has a joint ownership interest, such as property owned in a joint brokerage account.

               4
               Securities in which a member of the Employee's  immediate  family
               (e.g.,  spouse,   domestic  partner,  minor  children  and  other
               dependent relatives) has a direct,
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               indirect or joint ownership interest if the immediate family member resides in the same household as the Employee.

               5
               Securities  owned  by  trusts,   private   foundations  or  other
               charitable   accounts  for  which  the  Employee  has  investment
               discretion (other than client accounts of the firm).

               If an Employee believes that he or she does not have a beneficial interest in the securities listed above, the Employee should provide the Global Compliance Group (the "Compliance Group") with satisfactory documentation that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below). Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

               EXCEPTIONS
               If an Employee has a beneficial interest in an account which the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Global Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. An example of a situation where grounds for an exemption may be present is an account in which the Employee has no influence or control (e.g., the Employee has a professionally managed account over which the Employee has given up discretion.

               In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's clients, or with the Employee's position within Wellington Management. In this regard, please refer to the "Ethical Considerations Regarding Confidentiality" section of this Code.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               TRANSACTIONS  SUBJECT TO  PRE-CLEARANCE  AND  REPORTING  "COVERED
               TRANSACTIONS"

               ALL EMPLOYEES MUST CLEAR THEIR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION, EXCEPT AS SPECIFICALLY EXEMPTED IN SUBSEQUENT SECTIONS OF THE CODE. CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR 24 HOURS FROM THE TIME OF APPROVAL. TRANSACTIONS IN THE FOLLOWING SECURITIES ARE "COVERED TRANSACTIONS" AND THEREFORE MUST BE PRE-CLEARED AND REPORTED:

               *  bonds (including  municipal bonds)
               *  stock   (including   shares  of  closed-end  funds  and  funds
                  organized outside the US that have a structure similar to that of closed-end funds)
               *  exchange-traded funds not listed on Appendix A
               *  notes
               *  convertibles
               *  preferreds
               *  ADRs
               *  single stock futures
               *  limited  partnership and limited  liability  company interests
                  (for   example,   hedge  funds  not  sponsored  by  Wellington
                  Management or an affiliate)
               *  options on securities
               * warrants, rights, etc., whether publicly traded or privately placed

               See   Appendix  B  for  a  summary  of   securities   subject  to
               pre-clearance and reporting, securities subject to reporting only, and securities exempt from pre-clearance and reporting.
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               REQUESTING PRE-CLEARANCE

               Pre-clearance  for  Covered  Transactions  must  be  obtained  by submitting a request via the intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. An Employee is responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the information that he or she may possess about the securities or the issuer. The Compliance Group will maintain confidential records of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               subject to special clearance by the Chief Compliance Officer or the General Counsel or their designees, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days (See, "Private Placements").

               An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception (see below) that has similar characteristics to an excepted security or transaction should submit a request in writing to the Global Compliance Manager.
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               RESTRICTIONS ON COVERED TRANSACTIONS AND OTHER RESTRICTIONS ON PERSONAL TRADING

               Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

               THE RESTRICTIONS AND BLACKOUT PERIODS PRESCRIBED BELOW ARE DESIGNED TO AVOID CONFLICT WITH OUR CLIENTS' INTERESTS. HOWEVER, PATTERNS OF TRADING THAT MEET THE LETTER OF THE RESTRICTIONS BUT ARE INTENDED TO CIRCUMVENT THE RESTRICTIONS ARE ALSO PROHIBITED. IT IS EXPECTED THAT EMPLOYEES WILL COMPLY WITH THE RESTRICTIONS BELOW IN GOOD FAITH AND CONDUCT THEIR PERSONAL SECURITIES TRANSACTIONS IN KEEPING WITH THE INTENDED PURPOSE OF THIS CODE.

               1
               Blackout  Periods
               No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               EMPLOYEE BLACKOUT PERIODS
               An Employee will be denied pre-clearance for Covered Transactions that are:
               *  being  bought or sold on behalf of clients  until one  trading day after such buying or selling is completed or canceled;
               *  the subject of a new or changed action  recommendation  from a research analyst until 10 business days following the issuance of such recommendation;
               *  the subject of a re-issued but unchanged recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

               PORTFOLIO MANAGER ADDITIONAL BLACKOUT PERIOD
               In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

               Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios.

               2
               Short Term  Trading
               No Employee may take a "short term trading" profit with respect to a Covered Transaction, which means a sale, closing of a short position or expiration of an option at a gain within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading" on page 14. The 60-day trading prohibition does not apply to transactions resulting in a loss.

               An Employee engaging in mutual fund investments must ensure that all investments and transactions in open-end mutual funds, including funds organized outside the US, comply with the funds' rules regarding purchases, redemptions, and exchanges.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               3
               Securities of Brokerage Firms
               An Employee engaged in Global Trading and an Employee with portfolio management responsibility for client accounts may not engage in personal transactions involving any equity or debt securities of any company whose primary business is that of a broker/dealer. A company is deemed to be in the primary business as a broker/dealer if it derives more than 15 percent of its gross revenues from broker/dealer related activities.

               4
               Short Sales,  Options and Margin  Transactions
               THE CODE STRONGLY DISCOURAGES SHORT SALES, OPTIONS AND MARGIN TRANSACTIONS. Subject to pre-clearance, an Employee may engage in short sales, options and margin transactions, however, an Employee engaging in such transactions should recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open. FOR EXAMPLE, YOU MAY NOT BE ABLE TO CLOSE OUT SHORT SALES AND TRANSACTIONS IN DERIVATIVES. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

               Particular attention should be paid to margin transactions. An Employee should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. An Employee engaging in margin transactions should not expect that exceptions will be granted after the fact for these violations.

               5
               Derivatives
               Transactions in derivative instruments shall be restricted in the same manner as the underlying security. An Employee engaging in derivative transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as described in more detail in paragraph 4 above.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               6
               Initial Public Offerings ("IPOs")
               No Employee  may engage in personal  transactions  involving  the direct  purchase  of any  security  (debt  or  equity)  in an IPO
               (including   initial   offerings  of  closed-end   funds).   This
               restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

               7
               Private Placements
               AN EMPLOYEE MAY NOT PURCHASE SECURITIES IN A PRIVATE PLACEMENT TRANSACTION (INCLUDING HEDGE FUNDS THAT ARE NOT SPONSORED BY WELLINGTON MANAGEMENT OR ONE OF ITS AFFILIATES) UNLESS APPROVAL OF THE CHIEF COMPLIANCE OFFICER, THE GENERAL COUNSEL OR THEIR RESPECTIVE DESIGNEES HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis.

               8
               Exchange  Traded  Funds  ("ETFs")  and HOLDRs
               AN EMPLOYEE MAY NOT TRANSACT IN HOLDRS.
               Transactions in exchange traded funds are permitted. However, transactions in exchange traded funds not listed on Appendix A are Covered Transactions that must be pre-cleared and reported. Transactions in exchange traded funds listed on Appendix A are not Covered Transactions and accordingly, are not subject to pre-clearance or reporting.

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               TRANSACTIONS SUBJECT TO REPORTING ONLY (NO NEED TO PRE-CLEAR) Pre-clearance is not required, but reporting is required for transactions in:

               1
               Open-end mutual funds and variable insurance products that are managed by Wellington Management or any of its affiliates, INCLUDING FUNDS ORGANIZED OUTSIDE THE US THAT HAVE A STRUCTURE SIMILAR TO THAT OF OPEN-END MUTUAL FUNDS,
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               if held  outside of the  Wellington  Retirement  and Pension Plan
               ("WRPP"). A list of Wellington Managed Funds is available via the Wellington Management intranet.

               2
               Non-volitional transactions to include:
               * automatic dividend reinvestment and stock purchase plan acquisitions;
               * transactions that result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

               3
               Gift  transactions  to  include:
               * gifts of securities to an Employee if the Employee has no control of the timing;
               * gifts of securities from an Employee to an individual so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee;
               * gifts of securities from an Employee to a not-for-profit organization. For this purpose, a not-for-profit organization includes only those trusts and other entities exclusively for the benefit of one or more not-for-profit organizations and does not include so-called split interest trusts (no writing is required);
               * gifts of securities from an Employee to other trusts or investment vehicles, including charitable lead trusts, charitable remainder trusts, family partnerships and family trusts, so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee.

               Even if the gift of a security from an Employee does not require pre-clearance under these rules, a subsequent sale of the security by the recipient of the gift must be pre-cleared and reported IF the Employee is deemed to have a beneficial interest in the security (for example, if the Employee has investment discretion over the recipient or the recipient is a family member living in the same house as the Employee).

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               TRANSACTIONS EXEMPT FROM PRE-CLEARANCE AND REPORTING Pre-clearance and reporting is not required for transactions in:
               * US government securities
               * Exchange Traded Funds listed in Appendix A
               * money market instruments
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               *  Collective  Investment  Funds  sponsored by  Wellington  Trust
                  Company, na ("trust company pools")
               *  hedge funds  sponsored by Wellington  Management or any of its affiliates
               *  broad-based stock index and US government  securities  futures and options on such futures
               *  commodities futures
               *  currency futures
               *  open-end  mutual  funds  and  variable   insurance   products,
                  including funds organized outside the US with a structure similar to that of an open-end mutual fund, that are not managed by Wellington Management or any of its affiliates

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EXEMPTIVE In cases of hardship, the Chief Compliance Officer, Global PROCEDURE Compliance Manager, the General Counsel, or their respective FOR PERSONAL designees can grant exemptions from the personal trading
TRADING        restrictions  in this  Code.  The  decision  will be  based  on a determination that a hardship exists and the transaction for which an exemption is requested would not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

               Any Employee seeking an exemption should submit a written request to the Chief Compliance Officer, Global Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

               Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

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REPORTING AND Records of personal securities transactions by Employees and CERTIFICATION their immediate family members will be maintained. All Employees
REQUIREMENTS   are  subject  to  the  following   reporting  and   certification
               requirements:
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               1
               Initial Holdings Report
               New Employees are required to file an Initial Holdings Report and a Disciplinary Action Disclosure form within ten (10) calendar days of joining the firm. New Employees must disclose all of their security holdings in Covered Transactions including private placement securities, and Wellington Managed Funds, at this time.
               New Employees are also required to disclose all of their brokerage accounts or other accounts holding Wellington Managed
               Funds (including IRA Accounts,  529 Plans, custodial accounts and
               401K Plans outside of WRPP) at that time, even if the only securities held in such accounts are mutual funds. Personal trading is prohibited until these reports are filed. The forms can be filed via the COEC that is accessible on the Wellington
               Management intranet.

               PLEASE NOTE THAT YOU DO NOT NEED TO REPORT MUTUAL FUNDS OR TRUST COMPANY POOLS HELD WITHIN THE WRPP (THIS INFORMATION WILL BE OBTAINED FROM THE WRPP ADMINISTRATOR); AND YOU NEED NOT REPORT WELLINGTON MANAGED FUNDS THAT ARE MONEY MARKET FUNDS.

               2
               Duplicate Brokerage Confirmations and Statements for Covered Transactions Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their Covered Transactions and quarterly account statements to the Compliance Group. Brokerage firms are accustomed to providing this service.

               To arrange for the delivery of duplicate confirmations and quarterly statements, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations and quarterly statements directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

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               electronic means. Employees should not send the completed forms to their brokers directly.

               If under local market practice, brokers are not willing to deliver duplicate confirmations and/or quarterly statements to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade and quarterly statement.

               3
               Duplicate Annual Statements for Wellington Managed Funds. Employees must provide duplicate Annual Statements to the Compliance Group with respect to their holdings in Wellington Managed Funds.

               4
               Quarterly Reporting of Transactions and Brokerage Accounts SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 30 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

               AT THE END OF EACH CALENDAR QUARTER, EMPLOYEES WILL BE REMINDED OF THE SEC FILING REQUIREMENT. AN EMPLOYEE THAT FAILS TO FILE WITHIN THE SEC'S 30 CALENDAR DAY DEADLINE WILL, AT A MINIMUM, BE PROHIBITED FROM ENGAGING IN PERSONAL TRADING UNTIL THE REQUIRED FILINGS ARE MADE AND MAY GIVE RISE TO OTHER SANCTIONS.

               Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

               ALL EMPLOYEES ARE REQUIRED TO SUBMIT A QUARTERLY REPORT, EVEN IF THERE WERE NO REPORTABLE TRANSACTIONS DURING THE QUARTER. THE QUARTERLY REPORT MUST INCLUDE TRANSACTION INFORMATION REGARDING:
 -------------------------------------------------------------------------------

               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------
               *  all Covered Transactions (as defined on page 8);
               *  all Wellington Managed Funds (as defined on page 5);
               *  any new  brokerage  account  established  during  the  quarter including the name of the broker, dealer or bank and the date the account was established;
               *  non-volitional transactions (as described on page 13); and
               *  gift transactions (as described on page 13).

               Transactions in Wellington Managed Funds and non-volitional transactions must be reported even though pre-clearance is not required. For non-volitional transactions, the nature of the transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

               5
               Annual  Holdings Report
               SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following February 14th. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are Covered
               Transactions, Wellington Managed Funds and those that must be reported as indicated in the prior section.

               Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

               6
               Quarterly  Certifications
               As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------
               7
               Annual Certifications
               As  part  of the  annual  reporting  process  on the  COEC,  each
               Employee is required to certify that:
               *  The Employee has read the Code and  understands  its terms and requirements;
               *  The Employee  has complied  with the Code during the course of his or her association with the firm;
               *  The   Employee  has   disclosed   and  reported  all  personal
                  securities transactions and brokerage accounts required to be disclosed or reported;
               *  The  Employee  will  continue  to comply  with the Code in the future;
               *  The Employee will promptly report to the Compliance Group, the
                  General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and
               *  The Employee  understands  that a violation of the Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

               8
               Review of Reports and  Additional  Requests
               All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Chief Compliance Officer or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

------------   ----------------------------------------------------------------
GIFTS, TRAVEL  Occasionally,  an Employee may be offered gifts or  entertainment
AND            opportunities by clients, brokers, vendors or other organizations
ENTERTAINMENT with whom the firm transacts business. The giving and receiving OPPORTUNITIES, of gifts and opportunities to travel Payments and attend AND SENSITIVE entertainment events from such sources are subject to the general
PAYMENTS       principles  outlined  below  and are  permitted  only  under  the circumstances specified in this section of the Code.

               1
               GENERAL PRINCIPLES APPLICABLE TO GIFTS, TRAVEL AND ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE PAYMENTS
               * An Employee cannot give or accept a gift or participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------

               * An Employee cannot give or receive a gift, travel and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the firm, or have a detrimental impact on the firm's reputation.
               * With regard to gifts and entertainment opportunities covered and permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

               2
               ACCEPTING GIFTS
               The only gift (other than entertainment tickets) that may be accepted by an Employee is a gift of nominal value (i.e. a gift whose reasonable value is no more than $100) and promotional items (e.g. pens, mugs, t-shirts and other logo bearing items). Under no circumstances may an Employee accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash.

               Acceptance of a gift that is directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm.

               If an Employee receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

               3
               ACCEPTING TRAVEL AND ENTERTAINMENT OPPORTUNITIES AND TICKETS Wellington Management recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the firm transacts business, such as clients, brokers, vendors or other organizations, can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events.

               Accordingly, OCCASIONAL participation by an Employee in such entertainment opportunities for legitimate business purposes is permitted provided that:
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------
               *  a  representative  from the hosting  organization  attends the event with the Employee;
               *  the  primary  purpose of the event is to discuss  business  or build a business relationship;
               *  the Employee demonstrates high standards of personal behavior;
               *  participation  complies  with the following  requirements  for entertainment tickets, lodging, car and limousine services, and air travel.

               ENTERTAINMENT TICKETS
               An Employee occasionally may accept ONE TICKET to an entertainment event ONLY IF THE HOST WILL ATTEND THE EVENT WITH THE EMPLOYEE AND THE FACE VALUE OF THE TICKET OR ENTRANCE FEE IS $200 OR LESS, not including the value of food that may be provided to the Employee before, during, or after the event. An Employee is required to obtain prior approval from his or her Business Manager before accepting any other entertainment opportunity.

               An Employee is strongly discouraged from participating in the following situations and may not participate unless prior approval from his/her Business Manager is obtained:
               * the entertainment ticket has a face value above $200; if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket;
               * the Employee wants to accept more than one ticket; if approved by a Business Manager, the Employee is required to reimburse the host for the aggregate face value of the tickets regardless of each ticket's face value;
               * the entertainment event is unusual or high profile (e.g., a major sporting event); if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket regardless of what the face value might be;
               * the host has extended an invitation to the entertainment event to numerous Employees.
               Business Managers must clear their own participation in the above situations with the Chief Compliance Officer or Chair of the Ethics Committee.

               EACH EMPLOYEE MUST FAMILIARIZE HIMSELF/HERSELF WITH, AND ADHERE TO, ANY ADDITIONAL POLICIES AND PROCEDURES REGARDING ENTERTAINMENT OPPORTUNITIES AND TICKETS THAT MAY BE ENFORCED BY HIS/HER BUSINESS MANAGER.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------
               LODGING
               An  Employee  is not  permitted  to accept a gift of  lodging  in
               connection  with  any  entertainment   opportunity.   Rather,  an
               Employee must pay for his/her own lodging expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which lodging is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the lodging, as determined by Wellington
               Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement PRIOR to attending the entertainment event. Lodging connected to an Employee's business travel will be paid for by Wellington.

               CAR AND LIMOUSINE  SERVICES
               An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

               AIR TRAVEL
               An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an
               Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the air travel, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement PRIOR to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited. Air travel that is connected to an Employee's business travel will be paid for by Wellington Management.

               4
               SOLICITATION OF GIFTS, CONTRIBUTIONS, OR SPONSORSHIPS
               An Employee may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, an Employee is prohibited from making such requests through Wellington Management's Trading Department or any other
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------
               Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

               5
               GIVING  GIFTS  (other  than   Entertainment   Opportunities)
               In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

               An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

               6
               GIVING ENTERTAINMENT OPPORTUNITIES
               An Employee is not permitted to source tickets to entertainment events from Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, an Employee is prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

               CLIENT EVENTS AND ENTERTAINMENT ORGANIZED, HOSTED AND ATTENDED BY ONE OR MORE WELLINGTON MANAGEMENT EMPLOYEES ARE NOT SUBJECT TO THIS PROHIBITION AND ARE OUTSIDE THE SCOPE OF THIS CODE.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------
               7
               SENSITIVE PAYMENTS
               An  Employee  may  not  participate  on  behalf  of the  firm,  a subsidiary,  or any client, directly or indirectly, in any of the following  transactions:
               *  Use  of  the  firm's  name  or  funds  to  support   political
                  candidates or issues, or elected or appointed government officials;
               *  Payment or receipt of bribes, kickbacks, or payment or receipt of any money in violation of any law applicable to the transaction;
               *  Payments to government  officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

               An Employee making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Wellington Management's name with such contributions or payments (except as may be required under applicable law). Employees should be mindful of these general principals when making donations to charities sponsored by clients.

               8
               QUESTIONS AND CLARIFICATIONS
               Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, Global Compliance Manager, the General Counsel, or the Chair of the Ethics Committee.

------------   ----------------------------------------------------------------
OTHER          OUTSIDE ACTIVITIES
ACTIVITIES     All   outside   business   affiliations   (e.g.,   directorships,
               officerships  or  trusteeships)  of any  kind  or  membership  in investment  organizations  (e.g.,  an  investment  club)  must be approved  by an  Employee's  Business  Manager and cleared by the
               Chief Compliance Officer, the General Counsel or the Chair of the
               Ethics  Committee  prior to the  acceptance of such a position to ensure that such  affiliations do not present a conflict with our clients'  interests.  New  Employees are required to disclose all outside  business  affiliations  to their  Business  Manager upon joining the firm. As a general  matter,  directorships  in public companies or companies  that may reasonably be expected to become public companies will not be authorized  because of the potential for  conflicts  that may  impede  our  freedom to act in the best interests  of  clients.  Service  with  charitable  organizations generally will be authorized,  subject to considerations  related to  time  required  during  working  hours,  use  of  proprietary information and
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------
               disclosure of potential conflicts of interest. Employees who engage in outside business and charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

               OUTSIDE EMPLOYMENT
               Employees  who are  officers of the firm may not seek  additional employment  outside of  Wellington  Management  without the prior written  approval  of the  Human  Resources  Department.  All new
               Employees are required to disclose any outside  employment to the
               Human Resources Department upon joining the firm.
------------   ----------------------------------------------------------------
VIOLATIONS OF COMPLIANCE WITH THE CODE IS EXPECTED AND VIOLATIONS OF ITS THE CODE OF PROVISIONS ARE TAKEN SERIOUSLY. Employees must recognize that the
ETHICS         Code is a  condition  of  employment  with the firm and a serious
               violation  of  the  Code  or  related   policies  may  result  in
               dismissal.  Since  many  provisions  of  the  Code  also  reflect provisions of the US securities  laws,  Employees should be aware that violations could also lead to regulatory  enforcement action
               resulting  in  suspension  or  expulsion   from  the   securities
               business, fines and penalties, and imprisonment.

               The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by some combination of the Chief Compliance Officer, the General Counsel, the Chair of the Ethics Committee and the Vice Chair of the Ethics Committee, who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business
               Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

               Transactions that violate the Code's personal trading restrictions will presumptively be subject to being reversed and any profit realized from the position disgorged, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation. If disgorgement is required, the proceeds shall be paid to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee.
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               Wellington Management Company, llp
               Wellington Trust Company, na
               Wellington Management  International Ltd
               Wellington International Management Company Pte Ltd Wellington Global Investment Management Ltd

               CODE OF ETHICS

------------   ----------------------------------------------------------------
               Violations of the Code's reporting and certification requirements will result in a suspension of personal  trading  privileges  and
FURTHER        may  give   rise  to   other   sanctions.   Questions   regarding
INFORMATION    interpretation  of this Code or  questions  related  to  specific situations should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

               Revised: January 1, 2007
-------------------------------------------------------------------------------

                                                                  APPENDIX A

APPROVED EXCHANGE TRADED FUNDS

(ETFs  Approved  for  Personal  Trading  Without   Pre-Clearance  and  Reporting
Requirements)

SYMBOL                                    NAME

RSP                       Rydex S&P Equal Weighted Index
DGT                       streetTRACKS Dow Jones US Global Titan
DSG                       streetTRACKS Dow Jones US Small Cap Growth
DSV                       streetTRACKS Dow Jones US Small Cap Value
ELG                       streetTRACKS Dow Jones US Large Cap Growth
ELV                       streetTRACKS Dow Jones US Large Cap Value
FFF                       streetTRACKS FORTUNE 500 Index
GLD                       streetTRACKS Gold Shares
LQD                       iShares Goldman Sachs $ InvesTop Corporate Bond
SHY                       iShares Lehman 1-3 Year Treasury
IEF                       iShares Lehman 7-10 Year Treasury
TLT                       iShares Lehman 20+ Year Treasury
TIP                       iShares Lehman TIPs
AGG                       iShares Lehman Aggregate
EFA                       iShares MSCI EAFE
EEM                       iShares MSCI Emerging Markets
NY                        iShares NYSE 100
NYC                       iShares NYSE Composite
IJH                       iShares S&P MidCap 400 Index Fund
IJJ                       iShares S&P Midcap 400/BARRA Value
IJK                       iShares S&P Midcap 400/BARRA Growth
IJR                       iShares S&P SmallCap 600 Index Fund
IJS                       iShares S&P SmallCap 600/BARRA Value
IJT                       iShares S&P SmallCap 600/BARRA Growth
IOO                       iShares S&P Global 100
OEF                       iShares S&P 100 Index Fund
ISI                       iShares S&P 1500
IVE                       iShares S&P 500/BARRA Value Index Fund
IVV                       iShares S&P 500 Index Fund
IVW                       iShares S&P 500/BARRA Growth Index Fund
IWB                       iShares Russell 1000 Index Fund
IWD                       iShares Russell 1000 Value Index Fund
IWF                       iShares Russell 1000 Growth Index Fund
IWM                       iShares Russell 2000
IWN                       iShares Russell 2000 Value
IWO                       iShares Russell 2000 Growth
IWP                       iShares Russell Midcap Growth
IWR                       iShares Russell Midcap
IWS                       iShares Russell Midcap Value
IWV                       iShares Russell 3000 Index Fund
IWW                       iShares Russell 3000 Value
IWZ                       iShares Russell 3000 Growth
IYY                       iShares Dow Jones U.S. Total Market Index Fund
JKD                       iShares Morningstar Large Core
JKE                       iShares Morningstar Large Growth

                                                                  APPENDIX A

APPROVED EXCHANGE TRADED FUNDS

(ETFs  Approved  for  Personal  Trading  Without   Pre-Clearance  and  Reporting
Requirements)

SYMBOL                                    NAME

JKF                       iShares Morningstar Large Value
JKG                       iShares Morningstar Mid Core
JKH                       iShares Morningstar Mid Growth
JKI                       iShares Morningstar Mid Value
JKJ                       iShares Morningstar Small Core
JKK                       iShares Morningstar Small Growth
JKL                       iShares Morningstar Small Value
VB                        Vanguard Small Cap VIPERs
VBK                       Vanguard Small Cap Growth VIPERs
VBR                       Vanguard Small Cap Value VIPERs
VO                        Vanguard MidCap VIPERs
VTI                       Vanguard Total Stock Market VIPERs
VTV                       Vanguard Value VIPERs
VUG                       Vanguard Growth VIPERs
VXF                       Vanguard Extended Market VIPERs
VV                        Vanguard Large Cap VIPERs




This appendix may be amended at the discretion of the Ethics Committee.

Dated January 1, 2006

Personal Securities Transactions                                   Appendix B

-------------------------------------------------------------------------------
YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:
-------------------------------------------------------------------------------
Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government)
Municipal Bonds
Stock
Closed-end Funds
Exchange Traded Funds not listed in Appendix A*
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (INCLUDING HEDGE FUNDS NOT MANAGED BY WMC)
Limited Liability Company Interests (INCLUDING HEDGE FUNDS NOT MANAGED BY WMC) Options on Securities
Warrants
Rights
-------------------------------------------------------------------------------
YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:
-------------------------------------------------------------------------------
Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.) Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by WMC, including offshore funds ("Wellington Managed Funds")
Transactions in the following ETFs: DIA, QQQQ, SPY, MDY*
Gifts of securities to you over which you did not control the timing
Gifts of securities from you to a not-for-profit organization, including a private foundation and donor advised fund
Gifts  of  securities   from  you  to  an  individual  or  donee  other  than  a
not-for-profit if the individual or donee represents that he/she has no present intention of selling the security
-------------------------------------------------------------------------------
YOU  DO  NOT  NEED  TO   PRE-CLEAR   OR  REPORT  THE   FOLLOWING   TRANSACTIONS:
-------------------------------------------------------------------------------
Open-end  Mutual  Funds not  managed by WMC
Offshore  Funds not  managed by WMC
Variable  Insurance Products not managed by WMC
ETFs listed on Appendix A
Direct Obligations of the U.S. Government (including obligations issued by GNMA & PEFCO)
Money Market  Instruments
Wellington  Trust  Company  Pools
Wellington Sponsored  Hedge Funds
Broad  based Stock Index  Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government Commodities Futures
Foreign Currency Transactions
-------------------------------------------------------------------------------
PROHIBITED TRANSACTIONS:
-------------------------------------------------------------------------------
HOLDRS
Initial Public Offerings ("IPOs")
-------------------------------------------------------------------------------

* Effective January 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these ETFs need to be reported as part of your quarterly reporting.

This appendix may be amended at the discretion of the Ethics Committee

Dated February 17, 2006

Gifts and Entertainment                                            Appendix C
-------------------------------------------------------------------------------
                         PERMITTED                    RESTRICTIONS
------------------------ ---------------------------- -------------------------
ACCEPTING AN INDIVIDUAL  Gifts with a value of $100   Gifts of cash, gift
GIFT                     or less are generally        certificates or other item
                                                      readily convertible to
                                                      cash cannot be accepted.
                                                      Gifts valued at over $100
                                                      cannot be accepted.
------------------------ ---------------------------- --------------------------
ACCEPTING A FIRM GIFT                                 Employee's Business
                                                      Manager must approve
                                                      prior to accepting.
------------------------ ---------------------------- --------------------------
ACCEPTING ENTERTAINMENT  Permissible only if          Discouraged from accepting
OPPORTUNITIES AND        participation is occasional, ticket or entrance fee
TICKETS                  host is present, event has   with face value
                         a legitimate business        over $200, more than one
                         purpose, ticket or entrance  ticket, ticket to high
                         fee has face value of $200   profile or unusual event,
                         or less, event is not        or event where numerous
                         unusual or high profile or   Wellington Employees are
                         could not be deemed          invited. Business Manager
                         excessive.                   approval required for
                                                      above situations and
                                                      Employee must pay for
                                                      ticket.
------------------------ ---------------------------- --------------------------
ACCEPTING LODGING        Employee cannot accept       Employee must pay cost of
                         gift of lodging              lodging in connection with
                                                      any entertainment
                                                      opportunity.
------------------------ ---------------------------- --------------------------
ACCEPTING CAR/LIMO       Exercise reasonable          Discouraged from accepting
SERVICE                  judgment and host must       when host is not present
                         be present.                  unless safety is a concern
------------------------ ------------ --------------- --------------------------
ACCEPTING AIR TRAVEL-    Employee cannot accept gift  Employee must pay air
COMMERCIAL               of air travel                travel expenses in
                                                      connection with any
                                                      entertainment opportunity.
------------------------ ---------------------------- --------------------------
ACCEPTING AIR TRAVEL -   Employee cannot accept gift  Employee cannot accept
PRIVATE                  of private air travel.       gift of private air
                                                      travel.
------------------------ ---------------------------- --------------------------
GIVING GIFTS             Gifts to clients valued at   Gifts valued at over $100
                         $100 or less are acceptable  require approval of
                         provided  gift is not cash   employee's Business
                         or cash equivalent.          Manager.
------------------------ ---------------------------- -------------------------
GIVING ENTERTAINMENT                                  Employees cannot source
OPPORTUNITIES                                         tickets on behalf of
                                                      clients from other
                                                      employees or from
                                                      ticket vendors.
-------------------------------------------------------------------------------

                                EXHIBIT P (xvii)

                                   RENAISSANCE
                                 CODE OF ETHICS

                        RENAISSANCE INVESTMENT MANAGEMENT



                                 CODE OF ETHICS

                               Effective July 2007

Message from the Managing Partners:

At Renaissance Investment Management, we must strive to exhibit the utmost professionalism in representing the interests of our clients. The ethical culture of Renaissance Investment Management is of critical importance and is supported by the Managing Partners, as is evidenced by the policies and procedures of the firm, including this Code of Ethics. Please review this Code, and follow it in every aspect of your responsibilities to Renaissance Investment Management, its clients and your peers.

I. GENERAL PRINCIPLES

This Code of Ethics ("Code") meets the requirements of Rule 204A-1 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 as amended. In general, these rules impose an obligation on registered investment companies and their investment advisers and principal underwriters to adopt written Codes of Ethics covering the securities activities of certain of their officers and employees. This Code also sets forth procedures designed to aid Renaissance Investment Management in complying with other federal securities laws.

A.       DEFINITIONS

         The following terms are used throughout the text of this document:

         (a) "Access Person" means any Supervised Person who either (i) has access to nonpublic information regarding any Clients' purchase or sale of securities, (ii) has access to nonpublic information regarding the portfolio holdings of any Reportable Fund or (iii) who is involved in making securities recommendations to Clients or who has access to such recommendations if such recommendations are nonpublic. All Renaissance Associates who are not Temporary Employees are considered "Access Persons"

              If providing investment advice is the advisor's primary business, all of the advisor's officers and employees are presumed to be access persons.

              Section 202(a) (25) defines "supervised person" as an advisor's officers and employees, as well as any other persons who provide advice on behalf of the advisor and are subject to the advisor's supervision and control.

         (b) "Advisers Act" means the Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

         (c) "Affiliate," with respect to any referenced entity, means an entity that is Controlled by, Controls or is under common Control with Renaissance Investment Management.

         (d) "Affiliated Funds" are funds required to be registered under the Investment Company Act of 1940 as Registered Investment Companies that are managed by Renaissance Investment Management or an "Affiliate"

         (e) "Beneficial Interest" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, in determining whether a person is a beneficial owner of a security for the purposes of

              Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. As a general matter, "Beneficial Interest" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the securities (or the ability to direct the disposition of the securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such securities; or (iii) receives any benefits substantially equivalent to those of ownership.

         (f) "Buy List" is the list of recommended securities, both equities and fixed income, for all Renaissance's investment strategies inclusive of alternate securities (alternate securities are replacements for Buy List securities that cannot be purchased due to client restrictions) and other securities that were recommended previously by Renaissance but still held in a client's account due to tax considerations. Unmanaged Securities, ETF's, and securities not on the Buy List that are sold by Renaissance when an account transitions into Renaissance are examples of securities that are not considered part of the Buy List.

         (g) "Chief Compliance Officer" (CCO) means the person listed on the Adviser's current Form ADV filed with the Securities and Exchange Commission as the Chief Compliance Officer.

         (h) "Client" means (i) any investment company registered under the Company Act for whom the Adviser acts as investment adviser or sub-adviser or (ii) separately managed investment account, commingled/collective investment trust fund, or other investment arrangement where Adviser is the adviser or sub-adviser for the management of this account.

         (i) "Closed-end fund" - An investment company that sells shares like any other corporation and usually does not redeem its shares. A publicly traded fund sold on stock exchanges or over the counter that may trade above or below its net asset value. Related:
              Open-end fund.

         (j) "Code" means this Code of Ethics, as in effect from time to time and enforced by the Adviser through the Chief Compliance Officer.

         (k)  "Control"  shall  have the  same  meanings  as that  set  forth in
              Section 2(a) (9) of the Company Act.

         (l) "Deminimis Gift" Equal to a gift or gifts that add up to a total of $100 or less from any single client, potential client, service provider or potential service provider over the course of a year.

         (m)  "Firm" means Renaissance Investment Management.

         (n)  "Reportable  Security"  means a security as defined in section 202
              (a) (18) of the Act (15 U.S.C. 80b-2 (a) (18)), which includes any stock, bond, future, investment contract or Instrument that is considered a "security" under the Advisers Act, including: options on securities, on indexes, and on currencies, limited partnerships, foreign unit trusts and foreign mutual funds, and private investment funds, hedge funds, ETF's, Affiliated Funds and investment clubs. "Reportable Security" does not include: (i) Direct obligations of the Government of the United States; (ii) Bankers'
              acceptances, bank certificate of deposits, commercial paper and high quality short-term instruments, including repurchase agreements; (iii)Shares issued by money market funds; (iv) Shares issued by open-end mutual funds except those that are advised or subadvised by Renaissance or its Affiliates which are Reportable Funds; and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, so long as none of which are Reportable Funds.

          (o) "Public Company" means any entity subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934.

         (p) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, prior to such offering, had never sold its securities to the public in a public offering subject to the registration requirements of Section 5 of the Securities Act.

         (q) "Limited Offering" means an offering of securities pursuant to an exemption from the registration requirements of the Securities Act.

         (r) Open-end fund - Used in the context of general equities. Mutual fund that continually creates new shares on demand. Mutual fund shareholders buy the funds at net asset value and may redeem them at any time at the prevailing market prices. Antithesis of closed-end fund.

         (s) "Service Provider" - is any person or entity providing goods or services to Renaissance Investment Management.

         (t) "Temporary Employee" - Any person who works for Renaissance on a one time or periodic basis who does not work for more than 90 continuous days in the course of their employment at Renaissance.
              (u) "Unmanaged Securities" - Securities requested to be held by the client in their custodial account which are not actively managed or charged a fee by the Firm, including securities that are sold by Renaissance when an account transitions into the Firm.

B. RESPONSIBILITY. It is the responsibility of Renaissance's management to ensure that the Firm conducts its business with the highest level of ethical standards and in keeping with its fiduciary duties to its clients. Accordingly, this Code of Ethics (the "Code") provides details of regulatory and business ethical standards to which all Access Persons must adhere. Access Persons include any partners and individuals employed by or associated with the Firm who manage client accounts, make recommendations, solicit investment advisory business or supervise individuals who perform the above functions.

C. DUTY TO CLIENTS. The Firm has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. The Firm must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients.

D. PROHIBITED ACTS. Access Persons must comply with applicable federal securities laws.

         Access Persons are prohibited, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any client accounts, from:

         1.   Employing any device, scheme or artifice to defraud;

         2.   Making any untrue  statement  of a  material  fact;

         3. Omitting to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

         4. Engaging in any fraudulent or deceitful act, practice or course of business; or Engaging in any manipulative practices.

E. USE OF DISCLAIMERS. The Firm shall not attempt to limit liability for willful conduct or gross negligence through the use of disclaimers.

F. SUITABILITY. The Firm shall only recommend those investments that are suitable for a client, based upon the client's particular situation and circumstances. This is done based on the client's written investment policy and guidelines. If a client does not have such a document then the Access Person should have the client complete an Investment Objective Questionnaire.

G. DUTY TO SUPERVISE. The Firm is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf. Specific duties include, but are not limited to:

         1. Establishing procedures that could be reasonably expected to prevent and detect violations of the Firm's Code of Ethics by its Access Persons;

         2. Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

         3. Ensuring that all advisory personnel fully understand the Firm's policies and procedures; and

         4. Establishing a review system designed to provide reasonable assurance that the Firm's policies and procedures are effective and are being followed.

II.      PERSONAL SECURITIES TRANSACTIONS
ADVISERS ACT RULE 204-2

A. PURPOSE. The following procedures are designed to ensure that conflicts with client interests are avoided and that the Firm's Access Persons conduct their personal trading activities in a manner consistent with the Firm's fiduciary obligations and regulatory requirements.

B. RESPONSIBILITY. The Chief Compliance Officer shall maintain current and accurate records of all covered personal securities transactions of all Firm Access Persons.

         Currently, all non-temporary employees are deemed to be Access Persons subject to this Code.

C.       REPORTING

         1. ANNUAL/INITIAL HOLDING REPORTS. Each Access Person must submit to the Chief Compliance Officer a report of all holdings in Reportable Securities, as defined below, within 10 days of his/her employment and thereafter on an annual basis, no later than February 14 of each calendar year. The Holding Reports to be used and submitted for reporting Annual/Initial holdings are maintained by the Chief Compliance Officer. In addition to the Annual Holdings Report, an annual listing of all transaction activity in Reportable Securities for the previous year including dividend reinvestments, stock purchase plan acquisitions, corporate actions and all gifts of securities given, received or inherited during the course of the previous year must be submitted to the Chief Compliance Officer with the Annual Holdings Report covering the previous year. You may submit brokerage statements in lieu of completing the information in the Annual/Initial Holdings Report.

         2. QUARTERLY TRANSACTION REPORT. Each Access Person must submit a report of his or her personal securities transactions during the calendar quarter to the Chief Compliance Officer no later than 30 days after the end of each calendar quarter. The Quarterly Transaction Report to be used and submitted is maintained by the Chief Compliance Officer. You may submit brokerage statements in lieu of filling in the information in the Quarterly Transaction Report.

              The following reporting requirements should be noted:

                  (A) Transactions effected in any account over which Access Persons do not have any direct or indirect influence, discretion, control, are NOT required to be reported. However Access Persons are deemed to have direct or indirect influence or control over accounts for which the Access Person has discretionary authority.

                         An Access Person is considered to have a beneficial interest in any transaction in which the Access Person has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Access Person is presumed to have a beneficial interest in and therefore an obligation to pre-clear and report, the following:

                         * Reportable securities owned by an Access Person in his or her name;

                         * Reportable securities owned by an individual Access Person indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership;

                         * Reportable securities owned in which the Access Person has a joint ownership interest, such as securities owned in a joint brokerage account;

                         * Reportable securities in which a member of the Access Person's immediate family (e.g. spouse, domestic partner, minor children, and other DEPENDENT relatives) has a direct, indirect, or joint ownership interest with the Access Person;

                         * Reportable securities owned by trusts, private foundations, or other charitable accounts for which the Access Person has investment discretion (other than accounts that are managed by the firm).

                             If an Access Person believes that he or she does not have a beneficial interest in an account or
                             reportable  security,   the  Access  Person  should
                             provide the Chief Compliance Officer with satisfactory documentation that the Access Person has no beneficial interest in the account or security and exercises no control over investment decisions made regarding the security. Any question regarding whether an Access Person has a beneficial interest in an account or reportable security and therefore an obligation to pre-clear and report the transactions should be directed to the Chief Compliance Officer. Transactions effected pursuant to an automatic investment plan, which includes dividend reinvestment plans, need to be pre-cleared prior to being set up but do not need to be reported as part of the Access Persons quarterly holdings reports (i.e., 401(k), Sharebuilder Accts with automatic deduction), unless the Access Person directs transactions in these accounts.

(B) Holdings and transactions in Reportable Securities only are required to be reported. Reportable Securities are defined as securities other than:

         * the direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, money market instruments, and high quality short-term debt instruments, including repurchase agreements;

         *    shares issued by money market funds;

         * shares issued by registered open-end investment companies (mutual funds), except those that are advised or sub-advised by Renaissance or any of Renaissance's Affiliates are considered Reportable Securities; and

         *    Shares  issued  by  unit  investment   trusts  that  are  invested
              exclusively in one or more open-end funds, so long as none of which are Reportable Funds.

         It should also be noted that Affiliated Funds (including Renaissance sub-advised Funds), ETF's, options and closed end funds ARE required to be reported. Open-end mutual funds and futures transactions are NOT required to be reported.

                         NOTE: FOR A COMPLETE LIST OF SECURITIES TRANSACTIONS THAT MUST BE REPORTED, PRE-CLEARED OR BOTH PLEASE REVIEW SCHEDULE A OF THE CODE OF ETHICS.

                  (C) Duplicate Brokerage Confirmation and Statements. A duplicate confirmation of trades for Covered Securities should be sent (commonly by the brokerage firm or by the Access Person) to the Chief Compliance Officer at:
                         Renaissance Investment Management, Attn: Chief Compliance Officer, 625 Eden Park Drive, Suite 1200, Cincinnati, OH 45202. The Chief Compliance Officer should be listed as an interested party in order to receive copies of trade confirmations for all of Access Person household accounts that hold or potentially hold covered securities, other than Renaissance sponsored 401(k) accounts that are not Fidelity Brokerage Link 401(k) Accounts or accounts such as spousal 401(k) accounts, which do not offer covered securities.

                         In addition, duplicate quarterly and annual brokerage account statements can be submitted in lieu of listing the holdings/transaction information on the Quarterly Transaction Reports and Holdings Reports, provided that ALL of the required holdings/transaction information is contained in the statements.

D.       OTHER REQUIREMENTS/RESTRICTIONS

         PRE-CLEARANCE OF TRADES AND REVIEW. Access Persons must submit a Pre-clearance Form to the Chief Compliance Officer for pre-clearance of all Covered Securities (as defined below) for which they exercise discretion before being executed by the Access Person and his or her family (including spouse, minor children, parents and adults living in their household), if the Access Person has Beneficial Interest, and accounts for which the Access Person has discretionary authority. COVERED SECURITIES include all Reportable Securities including Affiliated Funds and ETF's. Open ended Mutual Funds (excluding Affiliated Funds) are not required to be pre-cleared. A Pre-clearance Form should be used and submitted to the Chief Compliance Officer or designee. The Chief Compliance Officer, in turn, will submit the Pre-clearance Form for their own personal trades to one of the Managing Partners or a Junior Partner for pre-approval, if the Managing Partners are not available. The pre-clearance is only good for the date approved and is not in effect until received from the Chief Compliance Officer.

         NOTE: ACCOUNTS CONTAINING COVERED SECURITIES THAT ARE MANAGED BY RENAISSANCE OR ANOTHER INVESTMENT ADVISOR DO NOT HAVE TO BE PRE-CLEARED AS LONG AS THE ACCESS PERSON DOES NOT HAVE DISCRETION OVER THE ACCOUNT AND HAS PROVIDED THE CCO WITH A COPY OF THE INVESTMENT MANAGEMENT AGREEMENT OR SIGN AN AFFIDAVIT FOR NON-RENAISSANCE MANAGED INVESTMENT ACCOUNTS STATING THEY EXERCISE NO INVESTMENT DISCRETION OVER THEIR ACCOUNT(S).

         SECURITIES ON THE RENAISSANCE BUY LIST

         In order to avoid any actual or apparent conflict of interest with the firm's trading on behalf of its clients, Renaissance does not permit any personal trading in securities on the Buy List, except in the limited case of a Hardship Exemption (as described in Section

         II.J.) The CCO will review whether the Security is listed on the current Renaissance Buy List or was removed from theBuy List within the past 10 calendar days from the day of the completion of the last sale of that security. For example, if a security has been removed from the Buy List and is being sold as part of a firm wide sale of that security the 10 day blackout will be 10 calendar days after the sale is complete. The CCO will review the current trade blotter as well as checking with the Portfolio Managers, Analysts and the Associate Director of Research to determine whether a security will become part of the Buy List or if a new direct managed client is going to sell a security the next day. In the CCO's absence another member of Senior Management will conduct the review. Increases in the dollar amount invested in an automatic investment plan in buy list securities will not be approved while the security is listed on the buy list.

         SECURITIES NOT ON THE RENAISSANCE BUY LIST

         For securities not on the Buy List, Access Persons must follow the pre-clearance procedures as noted above. Pre-clearance for transactions in non-buy list securities will be reviewed to determine whether the Firm traded the security the day before or has traded the security that day up to the time of pre-clearance approval or day after the preclearance is submitted. A non-buy list security will not be pre-cleared if non-buylist securities are in the process of trading at the time of the approval or were traded on the same day or prior day.

         In addition, the Chief Compliance Officer or his designee shall conduct a periodic review of personal securities transactions to ensure compliance with both the letter and the spirit of this Code of Ethics. For example, the CCO will periodically review a report to determine whether the security was added to the Buy list on the day after the Access Person's personal trade in that security. If the security was added to the Buy List the next day the trade may be required to be reversed, with any profits being donated to a charity of the Firm's choosing. The trade will not be required to be reversed if the CCO reasonably determines that the Access Person had no knowledge of the client trade, as so long as the facts and circumstances do not indicate any actual or apparent conflict of interest between the client trade and the Access Persons trade.

         1. LENGTH OF TIME OF APPROVAL. Approvals to trade in a security are only valid for the day on which they are approved, after which a new approval must be obtained if the initial trade was not executed. In certain situations, the Firm's execution of trades in non-buy list securities may extend into the next business day and accordingly, under these circumstances the employee will not be permitted to trade in that security on that day and will then be required to go through the pre-approval process the next day.

         2. TRADING ACCOUNTS. Each Access Person must provide the Chief Compliance Officer with a list of his or her and any member of his or her household's brokerage accounts, if the Access Person has Beneficial Interest or discretion. The Access Person should provide the CCO with a list of household brokerage accounts in which there is a beneficial interest or discretion when the Access Person begins their employment with the Firm for accounts which could contain Reportable Securities. Access Persons must inform the CCO when any new brokerage, 401(k), 529 plan, Sharebuilder or IRA account is opened, as of the end of the quarter on their Quarterly Transaction Report if it could contain reportable securities. The list should include the name of the broker-dealer, the date the account was established and the date of the report. The Personal Security Transaction Report form should be used to submit this information to the CCO or designee.

         3. SPECIAL ISSUES. Trading in a new issue while it is in its initial public offering ("IPO") stage is specifically prohibited. The Firm's Access Persons may begin trading a new issue as soon as the secondary market trading in that security has begun, which is typically on the second trading day after the IPO. Likewise, Access Person's personal trading in limited, private offerings or private placement ("limited offerings") must be submitted for pre-approval by the Chief Compliance Officer.

         4. BLACKOUT PERIODS. As discussed in Section II.D above, Renaissance prohibits personal securities transactions in any security that is listed on Renaissance's current Buy List, except in the case of a Hardship Exemption. The Blackout Period also extends one day before the security is added to the Buy List and ten calendar days after the last sale occurs to remove a security from the Buy List. For non-buy list securities, the Blackout Period is the day before, the day of and the day after the Access Persons trades as further described in Section II.

         5. SHORT-TERM TRADING. Short-term trading by Access Persons is prohibited. Accordingly, any short-term trading profits realized on a shorter than 30-day duration shall be disgorged and donated to a charity.

         6. FIRM MANAGED ACCESS PERSON PORTFOLIOS. As described in Section D. above, the pre-clearance procedures do not apply since the Access Person does not have discretion over this account. The securities of Access Person and Access Person household family members are traded in accordance with Renaissance's trading policy for proprietary and affiliated accounts.

         7. ACKNOWLEDGMENT. The Firm requires that all Access Persons acknowledge in writing that they understand and agree to comply with the Firm's Code of Ethics. In addition, receipt of any amendments to the Code will require an acknowledgement by Access Persons.

         8. EDUCATION. The Firm will provide Access Persons with periodic training regarding the Firm's Code of Ethics and related issues to educate Access Persons regarding their obligations, any amendments and regulatory changes. Access persons are encouraged to ask the Chief Compliance Officer questions regarding the Code.

E.       CONFLICTS OF INTEREST

         The Firm has a duty to disclose potential and actual conflicts of interest to their clients. All Access Persons have a duty to report potential and actual conflicts of interest to the Firm. It is not possible to provide a precise or comprehensive definition of a conflict of interest. However, one factor that is common to all conflicts of interest situations is the possibility that an Access Person's actions or decisions will be affected because of actual or potential differences between or among the interests of the Firm, its affiliates or Clients, and/or the Access Person's own personal interests. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the Firm, its affiliates or Clients or any gain to the Adviser or the Access Person, regardless of the motivations of the Access Person involved.

         Access Persons must avoid other employment or business activities, including personal investments, which interfere with their duties to the Adviser Investments by Access Persons that interfere with duties to the Firm divide loyalty, or may create an actual or apparent conflict of interest. Each Access Person must promptly report any situation or transaction involving an actual or potential conflict of interest to the Chief Compliance Officer. The Chief Compliance Officer's and Managing Partners determination as to whether a conflict of interest exists or is harmful shall be conclusive. Any situation that the Chief Compliance Officer determines to be harmful to the interests of Clients or the interest or reputation of the Firm shall be terminated.

F.       GIFTS AND ENTERTAINMENT

         Occasionally, an Access Person may be offered gifts or entertainment opportunities by clients, brokers, vendors or other organizations with whom the firm transacts business. The giving and receiving of gifts and opportunities to travel and attend entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

         1. GENERAL PRINCIPLES APPLICABLE TO GIFTS, TRAVEL AND ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE PAYMENTS

                         An Access Person cannot give or accept a gift or participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.

              An Access Person cannot give or receive a gift, travel and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the Firm, or have a detrimental impact on the Firm's reputation.

              With regard to gifts and entertainment opportunities covered and permitted under the Code, under no circumstances is it acceptable for an Access Person to resell a gift or ticket to an entertainment event.

         2.   ACCEPTING GIFTS

              The only gift (other than entertainment tickets) that may be accepted by an Access Person is a gift of nominal value (i.e. a gift whose reasonable value is no more than $100) and promotional items (e.g. pens, mugs, t-shirts, golf balls and other logo bearing items). Under no circumstances may an Access Person accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash. (Note: The $100 limit is per person per firm.

              Acceptance  of a gift that is directed to  Renaissance  Investment
              Management as a Firm should be cleared with the Chief Compliance Officer. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm. Gifts that are received by the firm are required to be recorded to the Renaissance gift log. In addition, items of a routine nature such as holiday and other gift baskets and fruit arrangements (so long as they are of an ordinary and customary nature and value) do not require approval by the Chief Compliance Officer.

              If an Access Person receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Renaissance Investment Management. If the gift has already been received, and cannot be returned, it will be donated to a charity of the Managing Partners choice unless the gift is received by a Managing Partner. In that circumstance it will be donated to a charity of the Chief Compliance Officer's choice. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer.

         3.   ACCEPTING TRAVEL AND ENTERTAINMENT OPPORTUNITIES AND TICKETS

              Renaissance Investment Management recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the Firm transacts business, such as clients, brokers, vendors or other organizations can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events.

              Accordingly, OCCASIONAL participation by an Access Person in such entertainment opportunities for legitimate business purposes is permitted provided that:

              * A representative from the hosting organization attends the event with the Access Person;

              * Participation complies with the following requirements for entertainment tickets, lodging, car and limousine services, and air travel.

         4.   ENTERTAINMENT TICKETS

              An Access Person occasionally may accept a ticket to an entertainment event and the face value of the ticket or entrance fee is $100 or less, not including the value of food that may be provided to the Access Person before, during, or after the event. An Access Person is required to obtain prior approval from the Chief Compliance Officer before accepting any other entertainment opportunity.

              An Access Person is strongly discouraged from participating in the following situations and may not participate unless prior approval from the Chief Compliance Officer is obtained:

              * The entertainment ticket has a face value above $100; if approved by the Chief Compliance Officer, the Access Person is required to reimburse the host for the full face value of the ticket;

              * The entertainment event is unusual or high profile (e.g., a major sporting event); if approved by Chief Compliance Officer, the Access Person is required to reimburse the host for the full face value of the ticket regardless of what the face value might be;

              * The host has extended an invitation to the entertainment event to numerous Renaissance Access Persons.

                  EACH ACCESS PERSON MUST FAMILIARIZE HIMSELF/HERSELF WITH, AND ADHERE TO, ANY ADDITIONAL POLICIES AND PROCEDURES REGARDING ENTERTAINMENT OPPORTUNITIES AND TICKETS THAT MAY BE ENFORCED BY THE CHIEF COMPLIANCE OFFICER.

         5.   LODGING

              An Access Person is not permitted to accept a gift of lodging in connection with any entertainment opportunity. Rather, an Access Person must pay for his/her own lodging expense in connection with any entertainment opportunity. If an Access Person participates in an entertainment opportunity for which lodging is arranged and paid for by the host, the Access Person or Renaissance Investment Management must reimburse the host for the equivalent cost of the lodging, as determined by Renaissance Investment Management's Travel Coordinator. It is the Access Person's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Lodging connected to an Access Persons business travel will be paid for by Renaissance Investment Management.

         6.   CAR AND LIMOUSINE SERVICES

              An Access Person must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Access Person should not accept limousine and car services which are paid for by a host when the host is not present.

         7.   AIR TRAVEL

              An Access Person is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Access Person or Renaissance Investment Management must pay for the Renaissance Associates own air travel expense in connection with any entertainment opportunity. If an Access Person participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Access person or Renaissance Investment Management must reimburse the host for the equivalent cost of the air travel, as determined by Renaissance
              Investment Management's Travel Coordinator. It is the Access Person's responsibility to ensure that the host accepts the reimbursement whenever possible, arrange for reimbursement prior to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited. Air travel that is connected to an Access Person's business travel will be paid for by Renaissance Investment Management.

         8.   SOLICITATION OF GIFTS, CONTRIBUTIONS, OR SPONSORSHIPS

              An Access Person may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the Firm invests or conducts research. Similarly, an Access Person is prohibited from making such requests through Renaissance Investment Management's Trading Department or any other Renaissance Investment Management Department or Access Person(this prohibition does not extend to personal gifts or offers of Access Person owned tickets between Access Persons).

         9.   GIVING GIFTS (OTHER THAN ENTERTAINMENT OPPORTUNITIES)

              In appropriate circumstances, it may be acceptable for the Firm or its Access Persons to extend gifts to clients or others who do business with Renaissance Investment Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Chief Compliance Officer. RENAISSANCE PROMOTIONAL ITEMS (E.G. PENS, MUGS, T-SHIRTS, GOLF BALLS AND OTHER RENAISSANCE LOGO BEARING ITEMS) WILL NOT COUNT TOWARD THE $100 LIMIT. ENTERTAINMENT/MEALS FOR EXISTING CLIENTS DURING PERIODICALLY SCHEDULED VISITS WILL NOT COUNT TOWARD THE $100 LIMIT. A LIST OF GIFTS GIVEN AND WHO RECEIVED THEM, EXCLUDING THE ITEMS LISTED ABOVE, WILL BE MAINTAINED BY THE CHIEF COMPLIANCE OFFICER ON AN ANNUAL BASIS TO ASSIST IN LM-10 DOCUMENTATION.

              An Access Person should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations and in accordance with generally accepted business practices in the various countries and jurisdictions where Renaissance Investment Management does business.

         10.  SENSITIVE PAYMENTS

              An Access Person may not participate on behalf of Renaissance Investment Management or any client, directly or indirectly, in any of the following transactions:

              *   Use  of  the  firm's  name  or  funds  to  support   political
                  candidates or issues, or elected or appointed government officials;

              * Payment or receipt of bribes, kickbacks, or payment or receipt of any money in violation of any law applicable to the transaction;

              * Payments to government officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

              An Access Person making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Renaissance Investment Management's name with such contributions or payments (except as may be required under applicable law). Access Person's should be mindful of these general principals when making donations to charities sponsored by clients.

         11.  QUESTIONS AND CLARIFICATIONS

              Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer.

         12.  GIFT LOG

              All gifts of any amount over $10 given to an Access Person, as well as gifts given to Renaissance Investment Management, are required to be listed by the Access Person on the Gift and Entertainment log and submitted to the CCO. A copy of the Gift and Entertainment log is maintained by the CCO.

         13.  OUTSIDE EMPLOYMENT

              No Access Person shall be employed by, or accept any remuneration from, or perform any services for, any person or entity, including serving as a trustee or general partner of a partnership, other than the Firm or any Affiliate of the Firm, except as specifically authorized by the Managing Partners of the Firm. In no event should any Access Person have any outside employment that might cause embarrassment to or jeopardize the interests of the Firm, interfere with its operations, or adversely affect his or her productivity or that of other Access Persons.

         14.  DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

              No Access Person shall acquire, or derive personal gain or profit from, any business or investment opportunity that comes to his or her attention as a result of his or her association with the Firm, and in which he or she should reasonably know the Firm or Clients might reasonably be expected to participate or have an interest, without first disclosing in writing all relevant facts to the Adviser, offering the opportunity to the Firm or Clients if appropriate, and receiving specific written authorization from the Chief Compliance Officer.

         15.  SERVING  ON THE BOARD OF  DIRECTORS  OF A PUBLIC  COMPANY

              No Access Persons may serve on the board of directors of any Public Company.

         16.  CODE OF ETHICS HOTLINE/ WHISTLEBLOWER PROCEDURE

              Conflicts of Interest, illegal activity, fraud, suspicious activity or any situation or occurrence any Access Person observes or suspects may violate the Code of Ethics should be immediately reported to the Chief Compliance Officer. If the Access Person feels uncomfortable reporting the activity or asking their question at work please contact the CCO at home. These communications will be treated with the utmost sensitivity. If the Access Person suspects the CCO of wrongdoing they should notify the Managing Partners of the firm through a visit to the Managing Partner's office. Any retaliation by any party against the "Whistleblower" will constitute a further violation of this code.

G. GENERAL SANCTION GUIDELINES

   * NON-PRECLEARANCE OF PERSONAL TRADES. The Chief Compliance Officer shall generally issue a Letter of Warning to the Access Person at first offense. A repeat violator shall receive reprimands that may include administrative warnings, demotions, disgorgements of profits, monetary penalties, suspensions, revocations of trading privileges, and/or dismissal of the person involved. These are guidelines only, so the Firm can apply any appropriate sanction depending upon the circumstances, up to and including dismissal.

   * LATE FILING OF THE REQUIRED REPORTS. The Chief Compliance Officer shall generally issue a Letter of Warning to the Access Person at first offense. A repeat violator shall receive reprimands that may include administrative warnings, demotions, suspensions, revocation of trading privileges, and/or dismissal of the person involved. These are guidelines only, so the Firm can apply any appropriate sanction depending upon the circumstances, up to and including dismissal.

   * IT SHOULD BE EMPHASIZED THAT ALL REQUIRED FILINGS AND REPORTS UNDER THIS POLICY SHALL BE MONITORED BY THE CHIEF COMPLIANCE OFFICER OR HIS DESIGNEE. THE CHIEF COMPLIANCE OFFICER WILL RECEIVE AND REVIEW REPORT OF VIOLATIONS PERIODICALLY. VIOLATORS MAY BE SUBJECT TO REPRIMAND, MONETARY FINE OR TERMINATION, DEPENDING ON THE DEGREE OF THE OFFENSE.

H.       CONFIDENTIALITY.

         All reports and documents are strictly confidential and will not be discussed with any unauthorized associates of the Firm. They will be made available, however, to the Securities and Exchange Commission or other regulatory body with authority to review such documents. Other than those limited purposes, the reports will be kept in a secure location once they have been reviewed.

I.       RECORDKEEPING.

         Renaissance will maintain in its records the following:

         *    A copy of the Code that is or was in effect

         *    Records of  violations  of the Code

         * Actions taken as a result of the violations Copies of Access Person's acknowledgment of receipt of the Code

         * All reports and forms required to be filed by Access Persons under the Code

         * A record of all Access Persons who are or were required to file reports under this Code, or who are or were responsible for reviewing these reports

         *    Pre-clearance   requests,   approval  records,   and  any  reasons
              supporting the decisions to approve purchase of a limited offering

         The retention period is five years from the end of the fiscal year in which the transaction occurs, in an easily accessible place, the first two years in an appropriate office.

J.       HARDSHIP EXEMPTION

         An employee may submit to the Chief Compliance Officer a request for an exemption from a particular provision of the Code for a hardship situation (e.g., unforeseen medical or other significant expenses or the purchase of a home). All requests must be in writing and state the reasons for the hardship. Any such request will require the approval of the Managing Partners and the CCO. Any such waiver request may be denied in Renaissance's sole discretion, and any such decision will be final. If Renaissance approves an exemption, the Firm may require certain conditions to be met by the employee in conducting the personal trade(s) to ensure that there is no actual or apparent Conflict of Interest created by the exemption.

III.     INSIDER TRADING
         ADVISERS ACT SECTION 204A

A. SUPERVISORY RESPONSIBILITY. The Chief Compliance Officer shall be responsible for implementing, monitoring and enforcing the Firm's policies and procedures against insider trading embodied in this section of the Code. In addition, all Access Persons are subject to Affiliated Managers Group, Inc.'s Special Trading Procedures, which is provided to Access Persons under separate cover.

B. SECTION 204A OF THE ADVISER ACT. SECTION 204A requires all investment advisers to establish, maintain and enforce written procedures designed to prevent the misuse of material, non-public information in violation of the Securities and Exchange Act of 1934. This conduct is frequently referred to as "insider trading."

C.       DEFINITIONS

         1. INSIDER. The term "insider" is broadly defined. It includes officers and employees of the Firm. In addition, a person can be a "temporary insider" if that person enters into a special confidential relationship in the conduct of a Firm's affairs and, as a result, is given access to information solely for the Firm's purposes. A temporary insider can include, among others, the Firm's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a client it advises or for which it performs other services. If a client expects the Firm to keep the disclosed non-public information confidential and the relationship implies such a duty, then the Firm will be considered an insider.

         2. INSIDER TRADING. The term "insider trading" is not defined in federal securities laws, but generally is used to refer to the effecting of securities transactions while in possession of material, non-public information (whether or not one is an "insider") or to the communication of material, non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

              (A) Trading  by  an  insider   while  in  possession  of  material
                  non-public information;

              (B) Trading by a non-insider  (also called a "temporary  insider")
                  while in possession of material non-public information, where the information was either disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; and

              (C) Communicating material non-public information to others.

         3. MATERIAL INFORMATION. The term "material information" is generally defined as information that a reasonable investor would most likely consider important in making their investment decisions, or information that is reasonably certain to have a substantial effect on the price of a Firm's securities, regardless of whether the information is related directly to their business. Material information includes, but is not limited to: dividend changes;
              earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidation problems; and extraordinary management developments.

         4. NON-PUBLIC INFORMATION. Information is non-public until it has been effectively communicated to the marketplace. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.

D.       THE FIRM'S POLICY ON INSIDER TRADING

         All Access Persons are prohibited from trading either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of Section 204A. After an associate has received information, he or she should refrain from trading while in possession of that information unless he or she first determines that the information is either, public, non-material, or both. The associate should also refrain from disclosing the information to others, such as family, relatives, business or social acquaintances that do not need to know such information for legitimate business reasons. If the associate has any questions at all as to whether the information is material and nonpublic, he or she must resolve the question before trading, recommending trading, or divulging the information.

         If any doubt at all remains, associates should consult the Chief Compliance Officer prior to trading or disclosure of the information.

E.       PREVENTION  OF  INSIDER  TRADING.   To  prevent  insider  trading  from
         occurring, the Chief Compliance Officer shall:

         1. design an appropriate educational program and provide educational materials to familiarize Access Persons with the Firm's policy;

         2.   answer questions and inquiries regarding the Firm's policy;

         3. review the Firm's policy on a regular basis and update it as necessary to reflect regulatory and industry changes;

         4. resolve issues as to whether information received by an Access Person constitutes material and non-public information;

         5. Upon determination that an Access Person has possession of material non-public information:

              (A) implement  measures  to  prevent  dissemination  of  such information; and

              (B) restrict  Access  Persons  from  trading  on  any  affected securities.

F. DETECTION OF INSIDER TRADING. In order to detect insider trading and inappropriate personal securities transactions, the Chief Compliance Officer shall, from time to time:

         1.   review the trading activity reports filed by Access Persons;

         2.   review the trading activity of accounts managed by the Firm;

         3. coordinate the review of such reports when necessary, with other appropriate employees of the Firm.

G.       SANCTIONS

         Immediate Reports. Any violation of the Insider Trading Policy can be expected to result in serious sanctions by the Firm. Upon learning of a potential insider trading violation, the Chief Compliance Officer shall prepare a report to the management of the Firm providing details and recommendations for further action, which may include reprimands, demotions, monetary penalties, suspensions and/or dismissal.

H. ACKNOWLEDGEMENT. The Firm requires that all Access Persons acknowledge in writing that they have reviewed and agree to comply with the Firm's policy and procedures on Insider Trading.

                                  CERTIFICATION


I certify that I have received, read, understand and agree to abide by Renaissance's Code of Ethics. I recognize that the Policies and Procedures described herein apply to me and agree to comply in all respects. I certify that I have, to date, reported all transactions and brokerage accounts required to be reported under the Code. I also acknowledge that I have read and understand Renaissance's Insider Trading Policy and Procedures. In addition, I certify that I have not offered or accepted any inappropriate or non-permissible gifts or entertainment to/from others as required under the Code. I understand that Renaissance will take appropriate disciplinary actions against me for violating such Policies as well as in the event of any other legal violations. Furthermore, I understand that any violation of the Code of Ethics may lead to serious sanctions, including dismissal from Renaissance.



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SCHEDULE A

PERSONAL SECURITIES TRANSACTIONS

 YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS. IN ADDITION YOU MUST ALSO REPORT THE TRANSACTIONS ON YOUR QUARTERLY TRANSACTION REPORTS:

* Bonds (including Government Agency Bonds, but excluding Direct Obligations of the U.S.Government)
*  Municipal Bonds
*  Stocks
*  Closed-end Funds
*  All Exchange Traded Funds (ETF's)
*  Affiliated Mutual Funds
*  Notes with unaffiliated third parties
*  Convertible Securities
*  Preferred Securities
*  ADR's
*  Stock Futures on Individual stocks
*  Options on Individual Securities
*  Warrants
*  Rights
*  Dividend Reinvestments that are DIRECTED by the access person
*  Stock Purchase Plan Acquisitions DIRECTED by the access person
*  Private Placements
* Automatic Investment Plans (including Dividend Reinvestment Plans) (must pre-clear initial set-up or any changes)

YOU DO NOT NEED TO PRE-CLEAR OR PROVIDE QUARTERLY TRANSACTION REPORTING FOR THE FOLLOWING TRANSACTIONS:

*  Open-end Mutual Funds (That are not Affiliated Funds)
* Bankers' acceptances, bank certificates of deposit, commercial paper, money market instruments, and high quality short-term debt instruments, including repurchase agreements
*  Shares issued in money market funds
* Share issued by registered open-end investment companies (mutual funds), except those that are advised or sub-advised by Renaissance or any of Renaissance's Affiliates, which are considered Reportable Funds.
* Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, so long as none of which are
*  Reportable Funds.
*  Direct Obligations of the U.S Government
*  Securities Futures and Options on Direct Obligations of the U.S. Government
* Automatic Investment Plans (including Dividend Reinvestment Plans once initial set up is pre-cleared)

OTHER

ON OR AT THE SAME TIME AS AN ACCESS PERSON SUBMITS the annual holdings report you must report the following for the preceding year from 1/1-12/31 (The Access Person may submit copies of brokerage statements with your Annual Holdings Form to fulfill this requirement):

*  Automatic Dividend Reinvestments
*  Stock Purchase Plan Acquisitions
*  Corporate Actions (splits, tender offers, mergers, stock dividends, etc.)
*  Gifts of securities to you over which you did not control the timing
* Gifts of securities from you to a not-for profit-organization, including a private foundation and donor advised fund
* Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donee represents that he/she has no present intention of selling the security
* Any other non-pre-cleared transaction that would change your share balance for reportable securities.